SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant:
Filed by a Party other than the Registrant:	X

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Preliminary Proxy Statement
Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
X	Definitive Additional Materials
Soliciting Material Under Rule 14a-12

OMEGA PROTEIN CORPORATION

(Name of Registrant as Specified in its Charter)

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
WYNNEFIELD CAPITAL MANAGEMENT, LLC
WYNNEFIELD CAPITAL, INC.
WYNNEFIELD CAPITAL, INC. PROFIT SHARING & MONEY PURCHASE PLAN
NELSON OBUS
JOSHUA H. LANDES
Michael N. Christodolou

David H. Clarke

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On June 14, 2016, Wynnefield Capital, Inc. and its affiliates issued a press release. A copy of that press release is attached hereto as Item 1.

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, "Wynnefield") together with Michael N. Christodolou, David H. Clarke are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). On May 31, 2016, Wynnefield filed a definitive proxy statement and related materials (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Investors and security holders may obtain free copies of Wynnefield's definitive proxy statement and related materials (if and when available) filed with the SEC by Wynnefield through the web site maintained by the SEC at http://www.sec.gov.

A summary of Wynnefield's analysis of Omega's capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield's proposed nominees, is contained in the 2016 Proxy Statement, which can be found at: https://www.sec.gov/Archives/edgar/data/1053650/000114420416105680/0001144204-16-105680-index.htm. For more information, please visit http://www.unlockomegavalue.com.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

On or about June 1, 2016, Wynnefield commenced mailing of the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

ITEM 1

NEVADA STATE COURT ORDERS OMEGA PROTEIN TO PRODUCE NOBO

SHAREHOLDER LIST BY 3PM PT ON THURSDAY, JUNE 16, 2016

Omega has Intentionally Withheld NOBO List from Wynnefield, Impeding Wynnefield’s Ability to Communicate with and Solicit Fellow Stockholders

Omega’s Obstructionist Tactics Amplify Corporate Governance Failures and Efforts to Do Everything Possible to Impede the Election of Michael Christodolou, Superior Nominee to Current Director Gary Ermers

Wynnefield Urges Omega to Allow True Owners of the Company to Focus on the Threshold Question at Hand: Which Candidate Can Improve the Quality of the Board and Best Serve the Interests of all Stockholders

Wynnefield Reiterates: It Will NOT Seek Reimbursement of Proxy Expenses

NEW YORK, June 14, 2016 – Wynnefield Capital and its affiliates (collectively “Wynnefield”), longstanding stockholders of Omega Protein Corporation (NYSE-OME) (“Omega or the “Company”), with a 7.9% beneficial ownership interest, today reported that a Nevada State Court judge has ruled that Omega must produce its non-objecting beneficial owners (“NOBO”) list to Wynnefield by 3 PM Pacific time on June 16, 2016. Omega had previously refused to turn over the NOBO list to Wynnefield, even though Omega has been corresponding with and soliciting stockholders from the very same list for several weeks now.

As noted in Wynnefield’s complaint, because a large percentage of Omega’s shares are likely held by nominal holders, the NOBO materials are necessary to discover the names and addresses of certain beneficial owners of the shares. Wynnefield believes the NOBO list that was withheld from Wynnefield contains approximately 4,300 records of Omega shareholders.

Nelson Obus, President of Wynnefield, said, “We are pleased that the Nevada State Court has directed Omega to do that which they should have done in the first place. The fact that Omega intentionally withheld the NOBO list from us is an unabashed affront to shareholder rights and proper corporate governance. Omega’s attempts to impede the election of Michael Christodolou, along with its low-road campaign of distortion and rhetoric, reflect the actions of a Board that is doing everything it can to distract stockholders from the critical issues confronting them.

“Omega’s latest false assertion that the Nevada State Court denied Wynnefield the ‘vast majority’ of information we had sought is yet another example of misleading statements coming from the Omega Board.   Indeed, the NOBO list that Omega refused to turn over is the most crucial piece of stockholder information needed to run a fully effective campaign and any suggestion otherwise is an outright falsehood. Without such normal course information, Wynnefield could not contact Omega’s full stockholder base, and therefore, could not run a fully effective proxy campaign. Clearly, Wynnefield’s lawsuit was not ‘frivolous,’ as trumpeted by Omega.

“We urge Omega to simply allow the true owners of the Company to focus on the threshold question at hand: between Michael Christodolou and Gary Ermers, which candidate has the superior mix of public company board experience, industry expertise, independent perspective and business judgement to serve the best interests of all Omega stockholders?

“A detailed comparison of qualifications and performance demonstrates quite clearly that Michael Christodolou is a superior candidate to Gary Ermers based on his extensive experience and strong track record (See Exhibit A.) Mr. Ermers was appointed to Omega’s Board in 2014 on the recommendation of his good friend and neighbor, David Owen, the Chair of Omega’s Governance Committee, meaning that this year’s Annual Meeting will be the first time Mr. Ermers will face Omega stockholders. Mr. Ermers has no prior public company board experience, helped fuel the Company’s disastrous foray into the Human Nutrition business and seemingly either endorses the Company’s corporate governance failures or is afraid to object to them.

“Since being appointed in 2014, Gary Ermers has NEVER bought a share of stock and he has NEVER elected to take a single dollar of Director compensation in stock, even though the Company’s Incentive Plan allows for it. How can stockholders place their trust and investment in a Director who doesn’t feel strongly enough about the value of the Company to invest in the company’s common stock and align his interests with stockholders?

Wynnefield today corrected another Omega distortion by reiterating a point that is already stated in Wynnefield’s definitive proxy statement filed with the SEC:

•	“The entire expense of preparing, assembling, printing, and mailing this proxy statement and related materials and the cost of soliciting proxies will be borne by the Wynnefield Group…”

•	“The Wynnefield Group will NOT seek reimbursement from the Company for those expenses incurred by us in connection with this proxy solicitation of our Nominees that are elected.” (Emphasis added.)

Vote the Gold Card and Learn More about Wynnefield’s Campaign

@ www.UnlockOmegaValue.com

EXHIBIT A

Michael Christodolou has a combined 22 years of serving with distinction on several public company boards, including for 17 years as director and 12 years as Chairman of Lindsay Corporation, an agricultural related company. As Chairman of Lindsay, Mr. Christodolou led the development of a comprehensive capital allocation program and established himself as an expert in corporate governance. If elected, Mr. Christodolou would serve as an independent director with no ties or commitments to Wynnefield. He is not being compensated for agreeing to be a nominee to the Board and, if elected, he will receive the same compensation for serving and have the same fiduciary responsibilities to stockholders as all of the Company’s directors – serving the best interests of the Company and all of its stockholders.

On the other hand, Mr. Ermers is a hospital executive who we believe has no relevant expertise. He has never been elected to a public company board. He was appointed to Omega’s Board in 2014 on the recommendation of his good friend and neighbor, David Owen, the Chair of Omega’s Governance Committee, meaning that this year’s Annual Meeting will be the first time Mr. Ermers will face Omega stockholders. He has endorsed and encouraged allocations of millions of dollars to the Human Nutrition business, including a $70+ million expenditure for the acquisition of Bioriginal. At the time, Omega trumpeted the acquisition with assurances that it would be accretive – nearly two years later investors are left waiting for these promises to be fulfilled. Mr. Ermers clearly does not have the ability and or the willingness to:

•	Oversee a CEO who we believe is primarily a mergers and acquisitions executive and an architect of the Company’s failed Human Nutrition acquisition strategy;
•	Position the Company to maximize stockholder value over the long term
•	Critically evaluate the Company’s Human Nutrition strategy; and
•	Improve corporate governance practices.

A detailed comparison of the qualifications of Gary Ermers and Michael Christodolou are set out below:

Experience	Gary J. Ermers	Michael N. Christodolou
Public Company Chairman of the Board Experience	None	One position (12 years of service)
Public Company Board Directorships	One position (Omega Protein) (23 months of service)	Three positions (aggregate of 22 years of service)
Public Company Audit Committee Experience	One position (Omega Protein) (23 months of service)	Three positions (aggregate of 21 years of service)
Public Company Chairman of Audit Committee Experience	None	Chairman of two Audit Committees (aggregate of 6 years of service)
Other Public Company Committee Chairman Experience	None	Chairman of a Corporate Governance & Nominating Committee, a Compensation Committee and an Executive Committee (aggregate of 13 years of service)
Agricultural Experience	None	17 years
Irrelevant Hospital Experience	Majority of Career	None

Additional Information and Where to Find It

Wynnefield Partners Small Cap Value, L.P.; Wynnefield Partners Small Cap Value, L.P. I; Wynnefield Small Cap Value Offshore Fund, Ltd.; Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan; Wynnefield Capital Management, LLC; Wynnefield Capital, Inc.; Joshua H. Landes; and Nelson Obus (collectively, "Wynnefield") together with Michael N. Christodolou, David H. Clarke are participants in the solicitation of proxies from stockholders in connection with the 2016 Annual Meeting of Stockholders (the "Annual Meeting") of Omega Protein Corporation (the "Company"). On May 31, 2016, Wynnefield filed a definitive proxy statement and related materials (the "2016 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting unless it withdraws its nominations.

Investors and security holders may obtain free copies of Wynnefield's definitive proxy statement and related materials (if and when available) filed with the SEC by Wynnefield through the web site maintained by the SEC at http://www.sec.gov.

A summary of Wynnefield's analysis of Omega's capital misallocation and critique of its governance deficiencies, as well as biographical information of each of Wynnefield's proposed nominees, is contained in the 2016 Proxy Statement, which can be found at: https://www.sec.gov/Archives/edgar/data/1053650/000114420416105680/0001144204-16-105680-index.htm. For more information, please visit http://www.unlockomegavalue.com.

Wynnefield may be deemed to beneficially own 1,752,636 shares of the Company's common stock, representing approximately 7.9% of the Company's outstanding common stock. None of the other participants own any shares of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2016 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

On or about June 1, 2016, Wynnefield commenced mailing of the definitive 2016 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Wynnefield with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov).

Media:

Mark Semer or Daniel Yunger

KEKST

mark.semer@kekst.com / daniel.yunger@kekst.com

212.521.4800